UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 13, 2014, Scientific Games Corporation (the “Company”) entered into a new license agreement with International Game Technology (“IGT”), pursuant to which, on the terms and subject to the conditions set forth in the agreement, IGT granted to the Company and its subsidiaries a license to use certain “ticket-in-ticket-out” (“TITO”) cashless gaming technology patented by IGT and others.  The new license agreement expires on April 11, 2017 unless terminated earlier as provided therein, and it replaces both the Game Manufacturer Cashless License Agreement between IGT and the Company dated November 12, 2012 and the Game Manufacturer Cashless License Agreement between IGT and WMS Gaming Inc., a wholly owned subsidiary of the Company (“WMS”), dated October 1, 2006, as amended (collectively, the “Previous TITO License Agreements”).  A copy of the new license agreement is attached hereto as Exhibit 10.1.

The new license agreement was entered into in connection with a settlement agreement between the Company, WMS and IGT that resolved a number of disputes and proceedings among the Company and its subsidiaries and IGT, including the previously disclosed proceeding in which IGT sought $50 million from WMS for alleged underpayment of royalties under the prior TITO license agreement between the parties.  The Company paid $8 million to IGT in connection with the settlement, substantially all of which is included in the Company’s previously accrued liabilities.

Item 1.02 Termination of a Material Definitive Agreement

The Previous TITO License Agreements were terminated as of June 13, 2014, as described above in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

TITO Game Manufacturer License Agreement dated as of June 13, 2014 between the Company and IGT. Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: June 19, 2014	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1

TITO Game Manufacturer License Agreement dated as of June 13, 2014 between the Company and IGT. Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the Securities and Exchange Commission.